SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


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                                  Van Eck Funds
                (Name of Registrant as Specified In Its Charter)

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                                  VAN ECK FUNDS
                               TROIKA DIALOG FUND
                            99 Park Avenue 8th Floor
                             NEW York New York 10016
                            ------------------------

                              INFORMATION STATEMENT

                               September 25, 2002

                            ------------------------

TO THE SHAREHOLDERS:

     On September 24, 2002 at a regular meeting of the Board of Trustees of the Van Eck Funds, the Trustees approved a Plan of Liquidation and Dissolution for the Troika Dialog Fund.


We are providing shareholders of the Fund with this information statement in lieu of a proxy statement, because a majority of the shares of the Fund are held by Troika Dialog Asset Management (Caymans) Ltd., Van Eck Securities Corporation and their affiliated persons who have informed management that they intend to vote all of their holdings and those of their affiliated persons in favor of the Plan of Liquidation and Dissolution at a special meeting of shareholders to be held on October 28, 2002 to consider and vote upon the Plan of Liquidation. Consequently, it will be unnecessary to solicit additional votes to approve this Plan of Liquidation and Dissolution.


This information statement informs you of the circumstances surrounding the Board's approval of the liquidation of the Fund.

                                          By order of the Board,

                                          THOMAS H. ELWOOD
                                                 Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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                            ------------------------

VAN ECK FUNDS
99 Park Avenue, New York, New York 10016
(212) 687-5200 Toll Free (800) 826-2333

INFORMATION STATEMENT
---------------------------------------------------


          This Information Statement is furnished to shareholders of the Troika Dialog Fund (the "Fund"), a series of Van Eck Funds (the "Trust"), in connection with the approval by the Board of Trustees of the Trust of a Plan of Liquidation and Dissolution (the "Plan"). The Plan will become effective only upon the adoption and approval of the Plan, at a meeting of the shareholders of the Fund called for the purpose of voting on the Plan, by the affirmative vote of a majority of the outstanding voting shares of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), which means the affirmative vote of the lesser of (i) 67% or more of the shares of the Fund present at the meeting, in person or by proxy, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or
(ii) more than 50% of the outstanding shares of the Fund. The date of such adoption of the Plan by the shareholders of the Plan is referred to as the "Effective Date." Troika Dialog Asset Management (Cayman Islands) Ltd. (the "Adviser"), the Fund's investment adviser, Van Eck Securities Corporation (the "Distributor"), the Fund's distributor and certain affiliates of the Distributor hold a majority of the outstanding shares of the Fund and intend to vote shares held by them in favor of the Plan at a Special Meeting of shareholders of the Fund (the "Special Meeting") to be held at the offices of the Trust, 99 Park Avenue, 8th Floor, New York, New York on October 28, 2002 at 10:00 a.m., New York time. Consequently, the Plan will not be submitted to the other shareholders of the Fund for their approval. This Information Statement is being furnished to shareholders of the Fund to provide them with certain information concerning the Plan and the proposed liquidation. This Information Statement is being mailed to shareholders on or about October 8, 2002. The Adviser is located at 4, Romanov Pereulok, Moscow, Russia. The Distributor is located at 99 Park Avenue, New York, NY 10016. The cost of printing and mailing this Information Statement will be borne by the Adviser and Distributor.

          As of October 1, 2002 there were 174,763.831 outstanding Class A shares of beneficial interest of the Fund. The following persons were known to the Trust to own of record or beneficially more than 5% of the outstanding shares of the Fund:

      Troika Dialog Asset Management          91,279.361                 52.2%
      (Cayman Islands) Ltd.
      4, Romanov Pereulok
      Moscow, Russia

      Van Eck Securities Corporation          39,740.354                 22.74%
      99 Park Avenue, 8th Floor
      New York, NY 10016

As of October 1, 2002, shares of the Fund, owned of record or beneficially, were held by the following Officers, Trustees and other interested parties:

      John C. van Eck                          7,109.870                  4.1%
      99 Park Avenue, 8th Floor
      New York, NY 10016


      Sigrid van Eck                            3,047.087                  1.7%
      99 Park Avenue, 8th Floor
      New York, NY 10016




APPROVAL OF THE PLAN

          The Fund seeks long term capital appreciation by investing primarily in equity securities of companies in Central and Eastern Europe, Russia and the former Soviet Union.

          In 2001, expenses of the Fund amounted to 16.09% of the Fund's assets. For the six months ended June 30, 2002, total Fund expenses were running at 7.39% on an annualized basis. The Adviser and Distributor have voluntarily agreed to limit the Fund's expenses, excluding 12b-1 distribution fees, brokerage, interest, taxes and extraordinary expenses, to 1.50% of Fund's assets until November 30, 2002. The Adviser and Distributor have indicated their intention to discontinue the voluntary expense limitation beyond November 30, 2002.


          The Distributor has indicated that, because of current market conditions, there is no reasonable prospect of increasing assets through increased sales efforts. Without the voluntary expenses limitation, the Fund's expense ratio would exceed that of nearly all other funds with similar investment objectives. This would have an adverse impact on the Fund's performance. As a result, the Fund's current asset base could decline rather than grow, and the Fund's expense ratio would rise as certain fixed costs would be spread over a shrinking asset base.

          Faced with a potentially high expense ratio beginning in December 2002 in an environment where sales trends are unlikely to reverse themselves in the foreseeable future, on September 24, 2002 the Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Fund, as defined in the Investment Company Act of 1940, considered and unanimously voted to approve the Plan. In reaching its decision, the Board of Trustees considered the current size of the Fund, the impact of the high level of expenses of the Fund, the performance of the Fund, alternatives to liquidation, including continuation of operations without an expense limitation, a merger with another fund, and retaining another investment adviser with expertise in the Fund's asset class that was prepared to agree to voluntary expense limitations. Management informed the Board that it was unlikely that another investment adviser with expertise in the Fund's asset class was available that would be prepared to agree to voluntary expense limitations for the foreseeable future and that there were no other funds with Van Eck fund complex with a comparable investment objective and principal investment strategy. After considering these and other factors, the Trustees determined that liquidation, rather than any of the other alternatives, would be in shareholders' best interests.

DESCRIPTION OF THE PLAN


          Pursuant to the Plan, as soon as practicable after the consummation of the sale of the Fund's portfolio securities and payment of the Fund's known obligations, the officers of the Fund will determine the Fund's Liquidation Value (as hereafter defined) and distribute the Liquidation Value to shareholders on the date of liquidation (the "Distribution Date") in redemption of the shares of the Fund in proportion to the number of shares of the Fund held by such shareholders and recorded on the books of the Trust. The Distribution Date is currently expected to occur on or about October 30, 2002. Promptly thereafter the officers of the Fund will take all necessary and appropriate action to effect a complete statutory dissolution of the Fund. The Fund anticipates the Liquidation Value will be paid in cash. A copy of the Plan is attached as Exhibit A.

          As soon as practicable after the Effective Date, the Fund's assets will be sold. The Adviser and Distributor have agreed to absorb all expenses of the Fund associated with effecting the transactions contemplated by the Plan, excluding brokerage, interest, taxes and extraordinary expenses. There are no unamortized organizational expenses of the Fund outstanding on the Distribution Date.

          Each share of the Fund will entitle the holder to receive cash or other assets based on the per share net asset value of the Fund at the time of liquidation. For tax purposes, upon distribution of the Liquidation Value, shareholders will recognize a taxable gain or loss equal to the difference between (i) the amount of the Liquidation Value distributed to the shareholder and (ii) the shareholder's adjusted tax basis in shares of the Fund. Such gain or loss will be treated as a long-term or short-term capital gain or loss depending upon the period of time the shares were held by the shareholder prior to liquidation. Under federal tax laws, distributions on shares held for more than one year will result in a long-term capital gain or loss and distributions on shares held for one year or less will result in a short-term capital gain or loss. All shareholders are urged to seek independent advice regarding the possible federal income tax consequences of the proposed liquidation as applied to the shareholder's own circumstances.


          A shareholder holding Fund shares as part of an IRA account or other retirement account should either exchange into another Van Eck Fund or complete a transfer of assets to another IRA or retirement plan in advance of the liquidation (or within 60 days thereafter) to avoid possible IRS penalties for premature distribution.


          The Liquidation Value will be determined in the same manner as the Fund's net asset value, which is determined on a daily basis. "Liquidation Value" means, as of the Distribution Date, the aggregate value of all assets of the Fund, less the sum of the aggregate amount of all liabilities of the Fund, divided by the total number of issued and outstanding shares of the Fund.


          Shareholders may exchange their Fund shares for shares of any of the Van Eck Funds as described in the following sentence or may redeem their shares at net asset value on any business day prior to the Distribution Date. Shareholders may exchange their shares for shares of another Van Eck Fund at net asset value without any initial sales charge. Those shareholders that elected the telephone exchange privilege may exchange their shares by calling the Fund at (800) 345-8506. Shareholders are also directed to the section "Exchange Privilege" in their respective Fund's prospectus for more information on their exchange options and to the "Purchase of Shares" section for more information on any sales charges for subsequent investments in or redemptions from the other Van Eck funds. No shareholder will have any dissenter's rights or right of appraisal with the liquidation and dissolution of the Fund.

FINANCIAL INFORMATION

          The Trust's most recent annual and semi-annual reports are available upon request, without charge by calling Van Eck at 1-800-826-1115 or by visiting the Van Eck website at www.vaneck.com or by writing the transfer agent at DST Systems, P.O. Box 218407, Kansas City, Missouri 64121-8407.

MEETINGS OF THE BOARD OF TRUSTEES

          During the last fiscal year, the Board of Trustees held four meetings. Each Trustee attended at least 75% of these meetings.


Thomas H. Elwood
Secretary

                                    EXHIBIT A

                       PLAN OF LIQUIDATION AND DISSOLUTION



     PLAN OF LIQUIDATION AND DISSOLUTION dated as of October 7, 2002, adopted by Van Eck Funds, a Massachusetts business trust (the "Trust"), on behalf of the Troika Dialog Fund, a series of the Trust (the "Fund").


                              W I T N E S S E T H:

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, this Plan is intended to be and is adopted as a plan of complete liquidation and dissolution, pursuant to which all of the assets of the Fund shall be liquidated at such prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Fund and its shareholders, all as hereinafter set forth in this Plan; and

     WHEREAS, the Trustees of the Trust, including a majority of the Trustees who are not interested persons, have determined the liquidation and dissolution of the Fund as contemplated by this Plan is in the best interests of the Fund.

     NOW, THEREFORE, the Trustees hereby declare the following Plan:

1. EFFECTIVE DATE OF THE PLAN. This Plan shall be and become effective only upon the adoption and approval of the Plan, at a meeting of the shareholders of the Fund called for the purpose of voting on the Plan, by the affirmative vote of a majority of the outstanding voting shares of the Fund, as defined in the 1940 Act, which means the affirmative vote of the lesser of (i) 67% or more of the shares of the Fund present at the meeting, in person or by proxy, if the holders of more than 50% of the outstanding shares of the fund are present or represented by proxy or (ii) more than 50% of the outstanding shares of the Fund. The date of such adoption of the Plan by the shareholders of the Plan is referred to as the "Effective Date."

2. LIQUIDATION OF ASSETS. As soon as practicable after the Effective Date, the assets of the Fund shall be liquidated at such prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Fund and its shareholders.

3. INVESTMENTS PENDING LIQUIDATION. To the extent feasible, the Fund shall take a defensive position pending liquidation with a view to facilitating an orderly liquidation of the Fund's portfolio, and may concentrate its investments in cash and high-quality fixed income short-term securities.

4. EXPENSES. Troika Dialog Asset Management (Cayman) Ltd. and Van Eck Securities Corporation will bear all expenses of the Fund associated with effecting the transactions contemplated by this Plan except brokerage, interest, taxes and extraordinary expenses. As soon as practicable after the Effective Date, the Fund shall deliver and pay, or set aside in cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred on or prior to the liquidation of the Fund.

5. SALES OF SHARES. Effective September 25, 2002, the Fund shall accept no orders for shares from any new investor, nor shall the Fund sell additional shares to any existing shareholder, except as a result of dividends and capital gain distributions reinvested in additional shares to shareholders of record in the manner set forth in the Fund's current prospectus.


6. LIQUIDATION. As soon as practicable after the consummation of the sale or distribution of the Fund's portfolio securities and the payment of all the Fund's known liabilities and obligations, the officers of the Fund shall determine the Liquidation Value (as such term is hereinafter defined) of the Fund's shares (the date of such determination shall be referred to herein as the "Distribution Date"). The Liquidation Value shall be determined in the same manner as the Fund's net asset value is determined on a daily basis. Accordingly, the term "Liquidation Value" means, as of the Distribution Date,
(i) the aggregate value of all of the assets of the Fund, less (ii) the sum of the aggregate amount of all of the liabilities of the Fund, divided by (iii) the total number of issued and outstanding shares of the Fund. The Board of Trustees may, if appropriate, authorize the establishment of a reserve to meet any contingent liabilities of the Fund, which amount, if any, shall be deducted pro rata from the Liquidation Value.

7. LIQUIDATING TRUST. In the event the Fund is unable to distribute all its assets pursuant to the Plan because of its inability to locate shareholders to whom Liquidation Distributions will be sent, the Fund may create, at the expense of such shareholders, a liquidating trust with a financial institution and deposit therein any remaining assets of the Fund for the benefit of the shareholders that cannot be located.

8. DISSOLUTION. As soon as practicable after the distribution of all of the Fund's assets in complete liquidation, the officers of the Trust will close the books of the Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments and file or cause to be filed, with the Secretary of the Commonwealth of Massachusetts and any other appropriate governmental authorities, any and all documents and instruments necessary to effect a complete statutory dissolution of the Fund. As soon as practicable after the complete statutory dissolution of the Fund, the officers of the Trust will file or cause to be filed with the Securities and Exchange Commission and any state in which the Fund's shares were sold, any and all documents and instruments necessary to terminate the registration of the Fund and its business and affairs by the Securities and Exchange Commission and any such state. Thereafter, the Fund will cease to exist and no shareholder will have any interest whatsoever in the Fund.

9. DISSENTERS' RIGHTS. No shareholder shall have any dissenters' right or right of appraisal in connection with the liquidation and dissolution of the Fund.

     IN WITNESS WHEREOF, the Trustee have caused this Plan to be executed on behalf of the Fund as of the date first set forth above by their duly authorized representatives.

                                      VAN ECK FUNDS,
                                      on behalf of its Troika Dialog Fund

Attest:


/s/ Thomas H. Elwood, Secretary       /s/ Derek S. van Eck, President
-------------------------------       -------------------------------
    Thomas H. Elwood, Secretary           Derek S. van Eck, President